Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	48-1090909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California 92123
(Address of Principal Executive Office) (Zip Code)

ENCORE CAPITAL GROUP, INC. 1999 EQUITY PARTICIPATION PLAN
(Full Title of the Plan)

Carl C. Gregory, III
Vice Chairman and Chief Executive Officer
ENCORE CAPITAL GROUP, INC.
8875 Aero Drive, Suite 200
San Diego, California 92123
(Name and Address of Agent for Service)

(877) 445-4581
(Telephone Number, Including Area Code, of Agent For Service)

With copy to:
John Dorris
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
(602) 382-6000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $0.01 par value	700,000	$14.16	$9,908,500	$1,166.23
(1)
In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h), based on the average high and low prices of the Common Stock on May 25, 2005, as reported by the Nasdaq National Market.

    This Registration Statement also relates to the Form S-8 Registration Statement No. 333-36182 of MCM Capital Group, Inc. (which changed its name to Encore Capital Group, Inc. on April 2, 2002), filed on May 3, 2000, the Form S-8 Registration Statement No. 333-97297 of Encore Capital Group, Inc. filed on July 30, 2002, and the Form S-8 Registration Statement No. 333-105937 of Encore Capital Group, Inc. filed on June 6, 2003, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statements the Registrant registered an aggregate of 2,600,000 shares of common stock for issuance under the Encore Capital Group, Inc. 1999 Equity Participation Plan (“1999 Plan”).

This Registration Statement reflects the further amendment to the 1999 Plan increasing the number of shares authorized to be issued thereunder from 2,600,000 shares to 3,300,000 shares. As a result of the approval of the 2005 Stock Incentive Plan (“2005 Plan”) at the Stockholders Annual Meeting, this 1999 Plan terminated with respect to new awards effective May 3, 2005; however, the terms of the 1999 Plan will continue to govern the options granted under the 1999 Plan prior to its termination. Also in accordance with the 2005 Plan, the shares of common stock available for future awards under the 1999 Plan as of the date of adoption of the 2005 Plan, as well as those shares subject to an option granted under the 1999 Plan that terminate or expire without being exercised, will be made available for grant under the 2005 Plan.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Encore Capital Group, Inc. 1999 Equity Participation Plan, as restated and amended (incorporated by reference to Appendix I to the Company’s Proxy Statement dated March 30, 2004).
4.2	Form of Option Agreement under Encore Capital Group, Inc. 1999 Equity Participation Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 2).
5	Opinion of Snell & Wilmer L.L.P. (filed herewith).
23.1	Consent of BDO Seidman, LLP (filed herewith).
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of May, 2005.

ENCORE CAPITAL GROUP, INC.,
a Delaware corporation

By:	/s/ Carl C. Gregory, III Carl C. Gregory, III Vice Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Carl C. Gregory, III	Vice Chairman, Chief Executive Officer and Director	May 27, 2005
Carl C. Gregory, III	(Principal Executive Officer)

/s/ Paul Grinberg	Chief Financial Officer	May 27, 2005
Paul Grinberg	(Principal Accounting and Financial Officer)

/s/ J. Brandon Black *	President, Chief Operating Officer and Director	May 27, 2005
J. Brandon Black

/s/ Richard A. Mandell*	Chairman of the Board of Directors	May 27, 2005
Richard A. Mandell

/s/ Barry R. Barkley *	Director	May 27, 2005
Barry R. Barkley

/s/ Raymond Fleming *	Director	May 27, 2005
Raymond Fleming

/s/ Eric D. Kogan *	Director	May 27, 2005
Eric D. Kogan

	Director	May __, 2005
Alexander Lemond

/s/ Peter W. May *	Director	May 27, 2005
Peter W. May

/s/ Nelson Peltz *	Director	May 27, 2005
Nelson Peltz

* /s/ Carl C. Gregory, III
As attorney-in-fact pursuant to power of attorney dated on or about May 16, 2005

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EXHIBIT INDEX

Exhibit Number	Description and Method of Filing
4.1	Encore Capital Group, Inc. 1999 Equity Participation Plan, as restated and amended (incorporated by reference to Appendix I to Encore Capital Group, Inc.’s Proxy Statement dated March 30, 2004).
4.2	Form of Option Agreement under Encore Capital Group, Inc. 1999 Equity Participation Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 2).
5	Opinion of Snell & Wilmer L.L.P. (filed herewith).
23.1	Consent of BDO Seidman, LLP (filed herewith).
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney (filed herewith).

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